UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2006

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32177	22-2407152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Minneakoning Road, Flemington, New Jersey	08822
(Address of Principal Executive Offices)	(Zip Code)

(908) 782-3431
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed on April 11, 2006, NovaDel Pharma Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with institutional and other accredited investors, pursuant to which the Company issued and sold an aggregate of 8,092,796 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock’) at a purchase price of $1.45 per share, and warrants to purchase up to approximately 2,427,839 shares of Common Stock, which will not be exercisable until the six (6) month anniversary of the date of issuance and shall expire five (5) years from the date they become exercisable, at an exercise price of $1.60 per share (the “Warrant”). Affiliates of the Company investing in this offering purchased shares of Common Stock at $1.58 per share, which is the last closing sale price of the Company's Common Stock on the day immediately prior to the execution of the Securities Purchase Agreement.

The private placement closed on April 19, 2006.  The Company received gross proceeds equal to $11,773,962.70.

Griffin Securities, Inc. (“Griffin”) and Paramount BioCapital, Inc. (“Paramount”) have acted as the placement agents for this private placement.  Griffin and Paramount shall be paid an aggregate fee for acting as placement agents of cash equal to 7% of the proceeds from the sale of the Common Stock, or $792,400, and warrants equal to 6% of the shares of Common Stock purchased, subject to certain exclusions, or warrants to purchase 468,329 shares. Such warrants will have the same terms as those issued to the investors.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to file a resale registration statement on Form S-3 within 30 days of the signing date to register, pursuant to the Securities Act, the shares of Common Stock and shares of Common Stock underlying the Warrants, acquired by the investors.

A complete copy of each of the form of Warrant, Securities Purchase Agreement and Registration Rights Agreement were filed by the Company as Exhibits 4.1, 10.1 and 10.2 to the Company’s Current Report on Form 8-K, filed on April 17, 2006. The foregoing descriptions of: (i) the Warrant, (ii) the Securities Purchase Agreement; and (iii) the Registration Rights Agreement; and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings. The executed Placement Agent Agreement is filed herewith as Exhibit 10.1 and a copy of the Company’s press release is also filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Placement Agent Agreement, dated as of March 15, 2006, by and between the Company, Griffin Securities, Inc. and Paramount BioCapital, Inc.

99.1	Press Release, dated April 20, 2006, announcing the closing of the private placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NOVADEL PHARMA, INC.

Dated: April 20, 2006	By:	/s/ Michael Spicer
Name: Michael Spicer
Title: Chief Financial Officer